UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2007

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director.

Effective September 6, 2007, John Stewart Axford resigned from the Board of Directors of Mannatech, Inc. (“Mannatech”). Professor Axford resigned from Mannatech’s Board of Directors in order to allow him more time to concentrate on new research initiatives with Mannatech, as well as complete Mannatech’s glyconutritional research study, a three-year research project with St. George’s Hospital & Medical School in London, England.

(d)	Appointment of Director.

On September 6, 2007, the Board of Directors of Mannatech elected Robert C. Blattberg, Ph.D., age 64, as an independent director to replace Professor Axford as a Class III director. Professor Blattberg will stand for election at Mannatech’s 2008 annual shareholders’ meeting. There was no arrangement or understanding between Professor Blattberg and any other person pursuant to which Professor Blattberg was selected as a director. Professor Blattberg will receive, on a prorated basis, Mannatech’s standard director compensation arrangements applicable to directors who are not employees of the Company in accordance with the terms of director compensation disclosed in Mannatech’s Proxy Statement filed with the United States Securities and Exchange Commission on May 1, 2007.

Since 1991, Professor Blattberg has served as the Polk Brothers Distinguished Professor of Retailing and Executive Director of the Center for Retail Management at the J.L. Kellogg Graduate School of Management, Northwestern University, in Evanston, Illinois. Professor Blattberg is currently on a one-year leave of absence from Northwestern University and is a Visiting Professor at Carnegie-Mellon University, in Pittsburgh, Pennsylvania. From 1969 to 1991 Professor Blattberg served as the Charles H. Kellstadt Professor of Marketing Director for the Center of Marketing Information Technology Graduate School of Business for the University of Chicago. Professor Blattberg has authored or co-authored several books, and has written articles for the Journal of Marketing Research, Management Science, Marketing Science, Econometrica, Journal of Marketing, Journal of Direct Marketing, and other leading academic journals. Professor Blattberg has also consulted for leading retailers, such as Sears, American Express, Kroger, Rite Aid, and Best Buy. Professor Blattberg is currently a member of Information Resources, Inc.’s Analytics Advisory Board. Information Resources, Inc. is a leading global provider of enterprise market information solutions for the CPG, Retail, and Healthcare industries. Professor Blattberg received a B.A. degree in mathematics from Northwestern University and an M.S. degree and Ph.D. degree in Industrial Administration from Carnegie-Mellon University. Professor Blattberg has served on the Board of Directors of First Horizon National Corporation (NYSE symbol FHN), located in Memphis Tennessee, since 1984 and currently serves as Chairperson of their Nominating and Governance Committee and a member of their Compensation Committee.

The election of Professor Blattberg was announced in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On September 6, 2007, Mannatech’s Board of Directors decided to resubmit Mannatech’s 2007 Stock Incentive Plan (the “Plan”) to the shareholders for approval at Mannatech’s 2008 annual shareholders’ meeting. The Plan was originally adopted by Mannatech’s Board of Directors on February 20, 2007, and the Plan’s adoption was approved by Mannatech’s shareholders on June 14, 2007. After the favorable vote was received to approve the adoption of the Plan, it was discovered that the number of shares reported as reserved for issuance under existing stock option plans and the number of shares reserved for issuance under outstanding but unexercised awards was incorrectly stated in the Plan and the proxy materials as 1,234,985 and 235,808, respectively, but should have been reported as 224,687 and 1,227,485, respectively. The Board of Directors intends to amend the Plan to correct the referenced numbers and submit the amended Plan to the shareholders for approval at Mannatech’s 2008 annual shareholders’ meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1*	Press release dated September 7, 2007, entitled “Mannatech Adds Distinguished Kellogg Professor Robert Blattberg to Board.”

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

/s/ Terry L. Persinger
Terry L. Persinger
Dated: September 11, 2007	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press release dated September 7, 2007, entitled “Mannatech Adds Distinguished Kellogg Professor Robert Blattberg to Board.”

*	Filed herewith.